EXHIBIT 99.335

1 California Market Structure California energy "market" is complex A progression of forward and spot markets Day-ahead (consisting of 24 separate hours) Hour-ahead Real-time Separate markets for different commodities Multiple forward energy markets (PX and SCs) Forward transmission market (ISO) Inter-zonal Intra-zonal Multiple ancillary services markets (ISO or self-provision) Single real-time imbalance energy market (ISO). The separate markets interact in complex ways

2 Winning in California Markets What strategies will help you prosper in the California market structure? Often heard "folk" wisdom: "Bid your true costs and you will maximize your profits." How did this folk wisdom arise? Is it true?

3 Underlying Economic Theory Each individual market is based on a simple supply/demand economic model Operate at intersection of supply and demand curves Socially optimal production and use Market clearing price Price $/MWh Quantity MWh Demand Curve Supply Curve P* Q*

4 Auction Theory Socially optimal production and efficient prices result if producers & consumers bid true supply and demand curves How do you get parties to bid their true costs? Auction theory Parties bid true supply and demand curves when Each party is small compared to the market Market is run once (or infrequently)

5 Reality vs. Economic Theory Supply and demand curves are not smooth functions Start-up costs Uncertainty Published protocols governing California markets from deviate from theory and physical reality Gaps within a single market Some markets will not "clear" and may be unstable Constraints that couple the schedule in one hour to the schedule in the next hour are ignored Gaps between markets Strategies can affect prices

6 Reality vs. Auction Theory Simple auction model ignores important features Locational market power due to transmission Inter-zonal Intra-zonal Frequently repeated markets Interacting markets Energy Reserves Cooperative behavior among participants Parties can bid strategically to take advantage of deviations from theory

Business Rules Published business rules and processes need more work Setting ancillary service requirements Interaction with WSCC Communicating real-time instructions to resources Deciding whether a service has been delivered Affects compliance and payments Penalties for non-performance

8 Strategic Decisions in California Decide which forward energy market to use PX or another Scheduling Coordinator Decide how to use resources Bid capacity in one market and withhold in others Energy market vs. reserves markets Hour-ahead vs. day-ahead vs. real-time Tactical decisions Adjust bid prices Treat physical constraints skipped in protocols when bidding or ignore and lean on ISO

9 Steps in Developing Strategies Expert analysis Review of business protocols Review of competitor characteristics Identify potential strategies based on experience Analytical tools Test possible strategies against computer Test possible strategies against user specified counter strategies War gaming Red team, blue team competition Analytical tools provide playing field

10 Analysis of Protocols Gaps in the protocols provide Opportunities for increased profits Chance for other players to damage your position Analyze protocols Find leverage points you can use Find ways to protect against actions of others Develop potential "raw" strategies Prioritize for detailed investigation

11 Development of Practical Strategies Analysis provides the foundation Analysis of protocols Analysis of competitors Gives start for the development of usable strategies Development of practical strategies requires detailed simulation of market operations Impact of your actions Impact of competitors' actions

12 Analytical Business Model Detailed computational business model of the California markets is required Model protocols and market operation in detail Strike a balance among modeling detail computational resources needed available market information Game theoretic model with multiple participants Must accept a wide range of possible strategies and evaluate the outcomes

13 Developing Strategies Develop strategies that allow you to operate within the protocols and increase your profits Workable strategies Do not require unrealizable precision in forecasts Position you to take advantage of opportunities to increase profits when they arise Limit losses if conditions differ from expected Examine the range of strategies that others may use to increase their profits Develop counter strategies that limit their detrimental impact on you

14 Changing Protocols ISO/PX will recognize holes as they operate Revise protocols and systems to close the gaps Time lag between recognizing and closing gaps Window of opportunity Closing one gap may open others Market rules will be fluid for a while ISO/PX will be pressured to provide new services and capabilities Long-term tradable transmission rights

15 Ongoing Process Strategy development is not static Protocols evolve Competitors learn new strategies Strategy development is an ongoing effort Monitor operation of market Monitor actions of competitors Revise strategies to keep pace

Example of a Protocol Gap Perot Systems discovered a "hole" in the ISO's protocols for buying, selling, and pricing imbalance energy Allowed strategies that would destabilize the market Points we will cover in this example The way the market would have operated A simple example of a strategy The effects on participants, the PX, and the ISO Ways to correct the problem

17 Merit Order Stack Decremental Supplemental Energy Bids If ISO must reduce energy output $/MWh +MWh -MWh Incremental Supplemental Energy Bids and Energy from Reserves If ISO must increase energy output

18 Ex Post Price when Output is Increased If additional energy (DQ MWh) were needed ISO would dispatch the incremental bids and reserves with available energy in order of increasing bid price Ex post price would be the price of the most expensive resource dispatched $/MWh +MWh -MWh +DQ Ex Post Price

19 Ex Post Price when Output is Decreased If reduction of energy (-DQ MWh) were needed ISO would dispatch the decremental energy bids with available reduction in order of decreasing bid price Ex post price would be the price of the least expensive resource dispatched downward $/MWh +MWh -MWh -DQ Ex Post Price

20 Output Increases then Decreases in Hour Increased output of +DQ1 followed by decrease of - DQ2 within the hour, with DQ1 < DQ2 $/MWh +MWh -MWh +DQ1 (-DQ2 + DQ1)

21 Controlling the Real-Time Market The structure of the real-time imbalance energy market would have permitted strategies by which a participant could have: controlled the ex post price dumped power on the real time market caused wild swings in the ex post price

22 Simplified Example Participant P1 has three generation units: Unit 1 with operating limits of [100 MW, 2000 MW] Unit 2 with operating limits of [100 MW, 2000 MW] Unit 3 with operating limits of [50 MW, 100 MW] P1 bids to sell 2150 MWh in the forward market (for 1 hour) P1 intentionally forgoes the chance to sell an additional 1950 MWh in the forward market P1 will use this capacity to control the ex post price and sell high-priced imbalance energy

23 Schedule and Supplemental Bids Supplemental Energy Bids: Unit 1: Decremental only $10,000/MWh for 100 £ x £ 2000 Unit 2: No Bid Unit 3: Incremental Micro Bids $ 0/MWh for 50 £ x £ 55 $10/MWh for 55 £ x £ 60 · · · Suppose that Unit 1 submits highest priced decremental bid to ISO MWh Unit 1 Unit 2 Unit 3 2000 100 50 Schedules from Forward Market

24 Case 1: ISO Needs Additional Energy Suppose ISO needs 1,000 MW more ISO will use incremental bids (including Unit 3 which gives P1 information) P1 starts to increment Unit 2 on its own ISO first backs down previously incremented units Unit 2 reaches a point at which ISO will have decremented all previously incremented units and starts reducing the highest priced decremental bid (Unit 1) P1 sells 1,000 MWh in imbalance energy market Ex post price set by last unit decremented ($10,000/MWh) P1 is paid $10,000,000 MW Unit 1 Unit 2 Unit 3 2000 100 50 1200 1900 ISO Command P1 Action

25 Case 2: ISO Must Reduce Output Suppose ISO must reduce by 1,000 MW ISO will use decremental bids and back Unit 1 down by 1000 MW P1 would have to pay the ISO $10,000,000 to replace Unit 1's output P1 eliminates this risk by simultaneously increasing Unit 2 by 1000 MW P1's total real-time output is at scheduled value, so P1's net payment to ISO is $0 ISO has problems: Imbalance persists ISO leans more on regulation Regulation capacity requirements increase so ISO must buy more Ancillary service costs increase MW Unit 1 Unit 2 Unit 3 2000 100 50 1100 1000 ISO Command P1 Action

26 Effects on Other Participants Suppose that a participant usually experiences appreciable error in forecasting its real-time load It would buy and sell energy on the imbalance energy market due to forecasting errors It could experience extreme peaks in its payments for imbalance energy if ex-post price can rise very high It could insure against these peaks: Always schedule more energy in the forward market than it expects that it will need in real-time Usually sells energy on imbalance energy market (or at least reduce the size of its purchases) Additional costs if forward price > ex post price, but reduces its payment peaks for imbalance energy

27 Effects on PX PX participants would be exposed to swings in ex post price PX participants could insure themselves against effects Grouping participants reduces the amount of extra energy that must be scheduled and the expected cost PX cannot take such a position to insure a group Power Marketer (PM) can take a position in a forward market to insure its participants PM takes a position in forward market to sell insurance that PX cannot sell PM attracts participants from the PX

28 Effects on ISO Parties could have tried to dump considerable energy on the ISO's imbalance energy market ISO would have needed to decrement energy production more than anticipated Decremental supplemental energy bids are voluntary No concept of the ISO buying "negative reserves" to ensure that it will have enough units that it can decrement ISO may have to lean more on regulation ISO may have to administratively reduce some generation Real-time imbalance energy market may "fail" to set an ex post price based on decremental energy bids

29 One Possible Basis for Correction Clear the real-time energy market Dispatch all supplemental energy bids and reserves to minimize costs in real-time while respecting the operating constraints of the resources

ISO's Correction The ISO has revised the protocols to make a market that appears to clear: Calculate the market clearing price (MCP) that would result if the ISO were to clear the real-time energy market For incremental supplies with price less than MCP, raise the price of the supply to the MCP For decremental bids with price more than MCP, lower the price to the MCP Effect on strategies unclear Not aware of any strategic studies

31 "Re-Priced" Merit Order Stack Decremental Supplemental Energy Bids If ISO must reduce energy output $/MWh +MWh -MWh Incremental Supplemental Energy Bids and Energy from Reserves If ISO must increase energy output